UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 31, 2007

TOUSA, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32322	76-0460831
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4000 Hollywood Blvd., Suite 500 N, Hollywood, Florida		33021
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	954-364-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

The information under the headings "Settlement with Mezzanine Lenders" and "Financing" are incorporated into Item 1.01 by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On July 31, 2007, the Company consummated transactions to settle the disputes regarding its Transeastern Joint Venture (the "Transeastern JV") with the lenders to the Joint Venture, its land bankers and its joint venture partner pursuant to the previously disclosed Settlement Agreement. The Transeastern JV includes TE/TOUSA, LLC and its subsidiaries. The Transeastern JV has become a wholly owned subsidiary of the Company by merger into one of the Company’s subsidiaries and has become a guarantor on the Company’s credit facilities and note indentures. The Transeastern JV has been integrated into the Company’s Florida region operations and will operate under its Engle Homes brand. The Company does not expect to conduct any of its operations under the "Transeastern" brand in the future. All claims against the Company by the lenders to, the land bankers of, and the joint venture partner in the Transeastern Joint Venture have been released.

For a description of the Company’s dispute with the Transeastern JV lenders, please see the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 and Quarterly Report for the quarterly period ended March 31, 2007 on Form 10-Q (the "10-Q"), each filed with the Securities and Exchange Commission and available at www.sec.gov. The information appearing in the 10-Q under Part I, Item 2 - "Management’s Discussion and Analysis of Financial Condition and Results of Operations - Transeastern JV" and Part II, Item 1 - "Legal Proceedings" is incorporated herein by reference.

Settlement with Mezzanine Lenders

On June 29, 2007, the Company entered into Settlement and Release Agreements with the Senior Mezzanine Lenders and the Junior Mezzanine Lenders to the Transeastern JV (collectively, the "Mezz Settlement Agreements").

Pursuant to the Mezz Settlement Agreements, the Company has issued to the Senior Mezzanine Lenders the following securities: (i) $20,000,000 in aggregate principal amount of 14.75% Senior Subordinated PIK Election Notes due 2015 (the "Notes"), and (ii) 8% Series A Convertible Preferred PIK Preferred Stock (the "Preferred Stock"). The Company has issued to the Junior Mezzanine Lenders, warrants to purchase shares of its common stock (the "Common Stock"). The warrants have an estimated fair value of $16.25 million at issuance (based on the Black-Scholes option pricing model and certain agreed upon inputs). Additional descriptions of the Notes, Preferred Stock and the warrants are provided below. The Company has entered into registration rights agreements requiring the Company to register with the Securities and Exchange Commission (the "SEC") for resale of the securities issued (or, in the case of the Notes, register notes with the same terms and exchange them for the Notes) and the Common Stock deliverable upon exercise of the warrants and conversion or redemption of the Preferred Stock. If the Company does not satisfy the registration requirements with respect to the Notes or the Preferred Stock, it will be required to pay up to an additional 1% of interest on the Notes and an additional 0.25% dividend on the Preferred Stock, payable in cash, or additional shares of Preferred Stock, with respect to the Preferred Stock, and Notes, with respect to the Notes.

Subordinated PIK Notes. Interest on the Notes is payable semi-annually. The Notes are unsecured senior subordinated obligations of the Company, and are guaranteed on an unsecured senior subordinated basis by each of the Company's existing and future subsidiaries that guarantee its 7.5% Senior Subordinated Notes due 2015 (the "Existing Notes"). The Company is required to pay 1% of the interest in cash and the remaining 13.75%, at its option, (i) in cash, (ii) entirely by increasing the principal amount of the Notes or issuing new notes, or (iii) a combination thereof. The Notes will mature on July 1, 2015. The indenture governing the Notes contains the same covenants as contained in the indenture governing the Existing Notes and is subject, in most cases, to any change to such covenants made to the indenture governing the Existing Notes. The Notes are redeemable by the Company at redemption prices greater than their principal amount.

Convertible PIK Preferred Stock. The Preferred Stock ranks senior to all of the Company’s capital stock with respect to liquidation and dividends and has an initial aggregate liquidation preference of $117,500,000 and accrues dividends semi-annually at 8% per annum as follows: (i) 1% payable in cash; (ii) the remaining 7% (the "Election Dividend") payable, at the Company’s option, in cash, additional Preferred Stock, or a combination thereof. The Preferred Stock is mandatorily redeemable on July 1, 2015 in, at the Company’s option, cash, Common Stock or a combination thereof. The Preferred Stock is convertible into the Company’s Common Stock, at a conversion price which initially equals the 20-trading day average Common Stock closing price commencing 60 days immediately after the closing of the settlement (the "Measurement Period") multiplied by 1.40. The conversion price of the Preferred Stock will be adjusted for certain anti-dilution events including below market price or below the conversion price issuances by the Company of its Common Stock, subject to certain exceptions.

By way of example, if the average trading price of the Common Stock during the Measurement Period equals the closing price of the Company's Common Stock on the New York Stock Exchange on July 31, 2007, which was $2.86 per share, the conversion price of the Preferred Stock would be $4.00 which would result in a maximum number of 55.6 million shares of Common Stock deliverable upon conversion of the Preferred Stock (assuming, among other things, that (i) all Dividends are paid in additional shares of Preferred Stock, and (ii) that none of the shares of Preferred Stock issued is converted prior to 2015). The Company cannot predict what the trading price of its Common Stock will be during the Measurement Period or what the impact of the global settlement will be on the trading price of its Common Stock. As of March 31, 2007, the Company’s Common Stock had a book value of $11.89 per share. There is no assurance that the trading price of the Common Stock in the future will be greater than or equal to its book value. The number of shares of Common Stock that would have to be issued upon conversion of the Preferred Stock is dependent on the ultimate conversion price determined at the end of the Measurement Period. The amount of authorized shares of Common Stock has been increased to 975 million (approximately 902.5 million will initially be set aside for full exercise of the warrants and the Preferred Stock) to reflect, among other things the maximum amount of shares deliverable upon full exercise of the warrants and full conversion of shares of Preferred Stock. These amounts assume a per share floor price of $0.25 per share (which assumes a $0.18 per share price) and that (i) all Dividends are paid in additional shares of Preferred Stock, (ii) the Company is required to pay increased dividends as a result on being unable to register the Preferred Stock and the underlying Common Stock, and (iii) that none of the shares of Preferred Stock issued is converted prior to 2015. The Company currently has approximately 60 million shares of Common Stock outstanding.

Warrants. The warrants are exercisable for a term of five years from the date of issuance. The warrants were issued in two tranches with exercise prices to be based on the 20-trading day average Common Stock price commencing 60 days immediately after the Effective Date of the Settlement Agreement (the "Calculated Price") multiplied by 1.25 or 1.50, respectively. The Calculated Price for the warrants is subject to a per share floor of $4.25 and a per share ceiling of $6.00. The warrants have a value of $16.25 million (based on the Black-Scholes option pricing model and certain assumed inputs) provided the Calculated Price is between $4.25 and $6.00. (In connection with the warrants, the Company estimates that it will issue no more than 11.5 million shares of Common Stock.) The exercise price of the warrants will be adjusted for certain anti-dilution events including below market price or below the exercise price issuances by the Company of its Common Stock, subject to certain exceptions. Upon exercise of the warrants by the holders thereof, the Company may, in its sole discretion, satisfy its obligations under any warrant being exercised by: (i) paying the holder the value of the Common Stock to be delivered in cash less the exercise price; (ii) paying such amount in Common Stock rather than cash; (iii) delivering shares of Common Stock upon receiving the cash exercise price therefore; or (iv) any combination of the foregoing.

Settlement with Joint Venture Partner

Pursuant to the previously announced settlement and mutual release agreement with Falcone/Ritchie LLC and certain of its affiliates (the "Falcone Entities") concerning the Transeastern JV, one of which owned 50% of the equity interests in the Transeastern JV, the Company has become the sole owner of the Transeastern JV and has, among other things, released the Falcone Entities from claims under the asset purchase agreement pursuant to which the Company acquired its interest in the Transeastern JV. The Company and the Transeastern JV remain obligated on certain indemnification obligations, including, without limitation, related to certain land bank arrangements.

Other Matters

All litigation with the Transeastern JV lenders will be dismissed.

The lawsuits by stockholder plaintiffs seeking class action status in the U.S. District Court for the Southern District of Florida remain pending. The actions allege that the Company and certain of its current and former officers violated the Securities Exchange Act of 1934 by allegedly misrepresenting that the loans made to finance the acquisition of the properties of the Transeastern JV were non-recourse as to the Company. The plaintiffs also contend that disclosures concerning the Transeastern JV’s actual and expected financial contributions to the Company were false and misleading. Plaintiffs claim that the defendants failed to disclose that the Transeastern JV loans were not non-recourse and that in certain circumstances the Company could be liable for the debt of the Transeastern JV. Finally, plaintiffs assert that the defendants failed to disclose that the Transeastern JV was experiencing a severe slowdown that would likely result in the loss of the Company’s investment in the Transeastern JV. For more information on these claims please see the information appearing in the 10-Q under Part II, Item 1 - "Legal Proceedings" which is incorporated herein by reference.

The Company has been contacted by the Miami Regional Office of the SEC requesting the voluntary provision of documents and other information from the Company relating primarily to corporate and financial information and communications related to the Transeastern JV. The SEC has advised the Company that this inquiry should not be construed as an indication that any violations of law have occurred, nor should it be considered a reflection upon any person, entity, or security. The Company is cooperating with the inquiry.

Financing

On July 31, 2007, the Company entered into a (i) new $200.0 million aggregate principal amount first lien term loan facility (the "First Lien Term Loan Facility") and (ii) a new $300.0 million aggregate principal amount second lien term loan facility (the "Second Lien Term Loan Facility"), (First and Second Lien Term Loan Facilities taken together, the "Facilities") with Citicorp North America, Inc. as Administrative Agent, Sole Lead Arranger and Book Running Manager. The loans were issued at an original-issue discount of 99 percent. The proceeds from the credit facilities were used to satisfy claims of the senior lenders against the Transeastern JV.

The Company’s existing $800.0 million revolving loan facility (the "Revolving Loan Facility") has been amended and restated to (i) reduce the revolving commitments thereunder by $100.0 million and (ii) permit the incurrence of the Facilities (and make other conforming changes relating to the Facilities), and as a result the commitments were subject to the approval of the lenders in the Revolving Loan Facility.

The interest rates on the Facilities and the Revolving Loan Facility are based on LIBOR plus a margin or an alternate base rate plus a margin, at the Company’s option. For the Revolving Loan Facility, the LIBOR rates are increased by between 1.50% and 4.25% depending on the Company’s leverage ratio (as defined in the Agreement) and ratings by Moody’s and S&P. Loans bearing interest at the base rate (the rate announced by Citibank North America as its base rate or 0.50% above the Federal Funds Rate) the base rate is increased between 0% and 3.25% in accordance with the same criteria. For the First Lien Term Loan, the interest rate is LIBOR plus 4.00% or Base Rate plus 3.00%. For the Second Lien Term Loan, the interest rate is LIBOR plus 7.25% or base rate plus 6.25%. The Company is required to pay fees in connection with the Facilities including, but not limited to, amending the Revolving Loan Facility. The Facilities and the Revolving Loan Facility are guaranteed by substantially all of the Company’s domestic subsidiaries (the "Guarantors"). The obligations are secured by substantially all of the assets of the Company and the Guarantors. The loans under the Facilities may be prepaid at certain times (the Second Lien Term Loan may not be prepaid prior to its first anniversary), subject to certain premiums upon repayment. The Facilities and the Revolving Loan Facility impose certain limitations on the Company, including with respect to: (i) dividends on, redemptions and repurchases of, equity interests; (ii) prepayments of junior indebtedness, redemptions and repurchases of debt; (iii) the incurrence of liens and sale-leaseback transactions; (iv) loans and investments including joint ventures; and (v) incurrence of debt. The Facilities and Revolving Loan Facility also contain events of default and have financial covenants, including but not limited to the following covenants: (i) minimum adjusted consolidated tangible net worth; (ii) maximum ratio of debt to adjusted consolidated tangible net worth; (iii) minimum ratio of EBITDA to interest incurred; (iv) maximum ratio of units owned to units closed; (v) maximum of ratio of land to adjusted consolidated tangible net worth; and (vi) maximum ratio of unsold units to units closed. The Revolving Loan Facility is subject to a borrowing base, which includes a reserve for amounts outstanding under the Facilities. The Second Lien Term Loan Facility contains a limitation on amounts outstanding under the Revolving Loan Facility and the Facilities based on a percentage of inventory.

The Charter Amendment

As discussed above, in connection with closing the settlement, the Company has increased the authorized shares of Common Stock in its Certificate of Incorporation to 975,000,000 to provide sufficient shares for, among other things, the shares of Common Stock to be delivered upon conversion of the Preferred Stock and exercise of the warrants. The Company made the amendment pursuant to the written consent of its controlling stockholder.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information under the headings "Settlement with Mezzanine Lenders" and "Financing" are incorporated into Item 2.03 by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information under the heading "Settlement with Mezzanine Lenders" is incorporated into Item 3.02 by reference. The securities have been issued under the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information under the heading "Charter Amendment" is incorporated into Item 5.03 by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements concern expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts, and typically include the words "anticipate", "believe", "expect", "estimate", "project", and "future." Specifically, this current report contains forward-looking statements including with respect to and the closing conditions discussed above could be impacted by:

• our expectations regarding population growth and median income growth trends and their impact on future housing demand in our markets;

• our expectation regarding the impact of geographic and customer diversification;

• our expectations regarding our successful implementation of our asset management strategy and its impact on our business;

• our belief that homes in premier locations will continue to attract homebuyers in both strong and weak economic conditions;

• our expectations regarding future land sales;

• our belief regarding growth opportunities within our financial services business;

• our estimate that we have adequate financial resources to meet our current and anticipated working capital, including our annual debt service payments, and land acquisition and development needs;

• the impact of inflation on our future results of operations;

• our expectations regarding our ability to pass through to our customers any increases in our costs;

• our expectations regarding our continued use of option contracts, investments in land development joint ventures;

• our expectations regarding the housing market in 2007 and 2008; and

• our expectations regarding our use of cash in operations.

We do not undertake any obligation to update any forward-looking statements.

These forward-looking statements reflect our current views about future events and are subject to risks, uncertainties and assumptions. As a result, actual results may differ significantly from those expressed in any forward-looking statement. The most important factors that could prevent us from achieving our goals, and cause the assumptions underlying forward-looking statements and the actual results to differ materially from those expressed in or implied by those forward-looking statements include, but are not limited to, the following:

• our significant level of debt and the impact of the restrictions imposed on us by the terms of this debt;

• our ability to borrow or otherwise finance our business in the future;

• our ability to identify and acquire, at anticipated prices, additional homebuilding opportunities and/or to effect our growth strategies in our homebuilding operations and financial services business;

• our relationship with Technical Olympic S.A. and its control over our business activities;

• economic or other business conditions that affect the desire or ability of our customers to purchase new homes in markets in which we conduct our business, such as increases in interest rates, inflation, or unemployment rates or declines in median income growth, consumer confidence or the demand for, or the price of, housing;

• events which would impede our ability to open new communities and/or deliver homes within anticipated time frames and/or within anticipated budgets;

• our ability to successfully enter into, utilize, and recognize the anticipated benefits of, joint ventures and option contracts;

• a decline in the value of the land and home inventories we maintain;

• an increase in the cost of, or shortages in the availability of, qualified labor and materials;

• our ability to successfully dispose of developed properties or undeveloped land or homesites at expected prices and within anticipated time frames;

• our ability to compete in our existing and future markets;

• the impact of hurricanes, tornadoes or other natural disasters or weather conditions on our business, including the potential for shortages and increased costs of materials and qualified labor and the potential for delays in construction and obtaining government approvals;

• an increase or change in government regulations, or in the interpretation and/or enforcement of existing government regulations; and

• the impact of any or all of the above risks on the operations or financial results of our unconsolidated joint ventures.

Item 9.01 Financial Statements and Exhibits.

(a) The Registrant intends to file the required financial statements not later than 71 days after the due date of this current report.

(d) Exhibits

99.1 The information appearing under Part I, Item 2 - "Management’s Discussion and Analysis of Financial Condition and Results of Operations - Transeastern JV" and Part II, Item 1 - "Legal Proceedings" in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2007 is incorporated herein by reference from the Company’s quarterly report on Form 10-Q filed with the Securities and Exchange Commission on May 10, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOUSA, Inc.

August 3, 2007	By:	/s/ Stephen M. Wagman

Name: Stephen M. Wagman
Title: Executive Vice-President and Chief Financial Officer